UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FS ENERGY AND POWER FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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FS ENERGY AND POWER FUND

February 12, 2018

Your vote is missing! FS Energy and Power Fund is holding a special meeting of shareholders on March 26, 2018. It’s important that we hear from you on the proposals outlined in the proxy materials we sent you.

Your vote FOR the proposed changes will position us to generate stronger returns by:

•	Accessing deep energy expertise by partnering with EIG Global Energy Partners, a leading global energy investor

•	Expanding investment opportunities

•	Enhancing portfolio diversification

•	Permanently lowering management fees

•	Preparing the fund for a potential liquidity event[1]

Please vote your shares today!

BY MAIL With the enclosed proxy card	BY PHONE Live agent 1-833-868-3374 Automated recording 1-800-690-6903	BY COMPUTER www.proxyvote.com

1	The timing of any liquidity event is uncertain, cannot be assured and is subject to, among other factors, board approval and market conditions.

201 Rouse Boulevard	(Continued on back)
Philadelphia, PA 19112

FORWARD-LOOKING STATEMENTS

This document and its contents may contain certain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FS Energy and Power Fund (the “Fund”). Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to the Fund’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Fund’s operating area, failure to obtain requisite shareholder approval for the Proposals (as defined below) set forth in the Proxy Statement (as defined below), failure to consummate the transactions contemplated by the agreements between FS Investments and EIG Global Energy Partners (“EIG”) and the failure or inability to obtain exemptive relief as described in the Proxy Statement. Some of these factors are enumerated in the filings the Fund made with the Securities and Exchange Commission (the “SEC”) and are contained in the Proxy Statement. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document and its contents relate to proposed new investment advisory agreements for the Fund (collectively, the “Proposals”). In connection with the Proposals, the Fund has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Fund has mailed the Proxy Statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE FUND ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders are able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and from FS Investments’ website at www.fsinvestments.com.

PARTICIPANTS IN THE SOLICITATION

The Fund and its trustees, executive officers and certain other members of management and employees, including employees of FS Investments, EIG and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the Fund in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Fund’s shareholders in connection with the Proposals are contained in the Proxy Statement. This document may be obtained free of charge from the sources indicated above.